Exhibit 10.6

EXECUTION VERSION

Dated 17 April 2014

BANK OF SCOTLAND PLC

as 1999 Security Trustee, 1999 Agent, 2004 Security Trustee and 2004 Agent

WHITNEY LEASING LIMITED
as 2004 Borrower

SIERRA LEASING LIMITED
as 1999 Borrower

AIRCRAFT SPC-12, INC.

as 2004 Borrower Parent

AIRCRAFT SPC-9, INC.

as 1999 Borrower Parent

INTERNATIONAL LEASE FINANCE CORPORATION

as 1999 Guarantor, 1999 Subordinated Lender, 2004 Guarantor and Existing 2004
Subordinated Lender

and

THE COMPANIES NAMED HEREIN
as New Guarantors

DEED OF AMENDMENT, CONSENT AND
GUARANTEE

CONTENTS

CLAUSE		PAGE NO.

1.	INTERPRETATION	3

2.	AMENDMENTS AND CONSENTS	5

3.	NEW GUARANTEE	8

4.	GUARANTEE CONFIRMATION	11

5.	EFFECTIVE DATE	11

6.	CONDITIONS PRECEDENT	11

7.	REPRESENTATIONS AND WARRANTIES	13

8.	NOTICES	13

9.	MISCELLANEOUS	15

10.	FURTHER ASSURANCE	15

11.	GOVERNING LAW AND JURISDICTION	15

SCHEDULE 1		5

SCHEDULE 2		9

THIS DEED OF AMENDMENT, CONSENT AND GUARANTEE is made on 17 April 2014

BETWEEN:

(1)                                 BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at Level 6, 33 Old Broad Street, London EC2N 1HZ, England as Security Trustee under, and as defined in, the 2004 Facility Agreement (the 2004 Security Trustee);

(2)                                 BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at Level 6, 33 Old Broad Street, London EC2N 1HZ, England as Agent under, and as defined in, the 2004 Facility Agreement (the 2004 Agent);

(3)                                 BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at Level 6, 33 Old Broad Street, London EC2N 1HZ, England as Security Trustee under, and as defined in, the 1999 Facility Agreement (the 1999 Security Trustee);

(4)                                 BANK OF SCOTLAND PLC, a banking institution established under the laws of Scotland acting through its offices at Level 6, 33 Old Broad Street, London EC2N 1HZ, England as Agent under, and as defined in, the 1999 Facility Agreement (the 1999 Agent);

(5)                                 WHITNEY LEASING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at American International Building, 29 Richmond Road, Pembroke HM08, Bermuda, as Borrower under, and as defined in, the 2004 Facility Agreement (the 2004 Borrower);

(6)                                 SIERRA LEASING LIMITED, a company incorporated under the laws of Bermuda and having its registered office at 29 Richmond Road, Hamilton HM-AX, Bermuda, as Borrower under, and as defined in, the 1999 Facility Agreement (the 1999 Borrower);

(7)                                 AIRCRAFT SPC-12, INC., a company incorporated under the laws of California and having its registered office at c/o International Lease Finance Corporation, 10250 Constellation Boulevard, Suite 3400, Los Angeles, CA 90067 as Borrower Parent under, and as defined in, the 2004 Facility Agreement (the 2004 Borrower Parent);

(8)                                 AIRCRAFT SPC-9, INC., a company incorporated under the laws of California and having its registered office at c/o International Lease Finance Corporation, 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Parent under, and as defined in, the 1999 Facility Agreement (the 1999 Borrower Parent);

(9)                                 INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Guarantor the 2004 Facility Agreement (the 2004 Guarantor);

(10)                          INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as

Subordinated Lender under, and as defined in, the 2004 Facility Agreement (the Existing 2004 Subordinated Lender);

(11)                          INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Guarantor the 1999 Facility Agreement (the 1999 Guarantor);

(12)                          INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067 as Subordinated Lender under, and as defined in, the 1999 Facility Agreement (the 1999 Subordinated Lender);

(13)                          AERCAP AVIATION SOLUTIONS B.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chambers of commerce under registration number 55083617, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands (AAS B.V.);

(14)                          AERCAP IRELAND LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (AIL);

(15)                          AERCAP IRELAND CAPITAL LIMITED, a company incorporated under the laws of Ireland and having its registered office at 4450 Atlantic Avenue, Westpark, Shannon, Co. Clare, Ireland (AICL);

(16)                          AERCAP GLOBAL AVIATION TRUST, a statutory trust established in the state of Delaware and having its office at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890 (AGAT);

(17)                          AERCAP U.S. GLOBAL AVIATION LLC, a limited liability company formed under the laws of Delaware and having its office at Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801 (AGAL); and

(18)                          AERCAP HOLDINGS N.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chambers of commerce under registration number 34251954, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, The Netherlands (AerCap Holdings).

WHEREAS:

(A)                               The Finance Parties have entered into security and financing arrangements with the Obligors pursuant to and in connection with the 1999 Facility Agreement, the 2004 Facility Agreement and the Cross-Collateralisation Deed.

(B)                               Each of the parties to the 2004 Facility Agreement has agreed that the 2004 Facility Agreement shall be amended as set out in this Deed in order to permit the completion of the Acquisition. In connection with the Acquisition, ILFC will transfer its assets and properties substantially as an entirety to AGAT (the Asset Transfer). To the extent that the Asset Transfer relates to the Transaction Documents, the Asset Transfer will be implemented in a manner which is consistent with the terms of this Deed.

(C)                               Each of the parties to this Deed has agreed that such further consequential amendments and consents as are set out in herein shall be provided for in order to permit the completion of the Acquisition.

(D)                               The New Guarantors have agreed to provide a guarantee in favour of the 2004 Finance Parties on the terms set out in this Deed.

IT IS AGREED AND THIS DEED WITNESSES as follows:

1.                                      INTERPRETATION

1.1                               In this Deed, any capitalised term or expression which is defined in the 2004 Facility Agreement (whether expressly or by reference to another document) shall, unless the context otherwise requires, have the same meaning when used herein. In this Deed, the following words and expressions shall have the following meanings:

1999 Confirmation Agreement means an agreement in the Agreed Form whereby the 1999 Borrower Parent confirms that its rights and obligations under the Transaction Documents shall continue to apply in full force and effect notwithstanding the applicable LLC Conversion;

1999 Facility Agreement means the facility agreement originally dated 19 January 1999 between, among others, the 1999 Lead Managers, the 1999 Agent, the 1999 Security Trustee, the 1999 Borrower, the 1999 Borrower Parent, the 1999 Guarantor and the 1999 Subordinated Lender, as amended and supplemented from time to time;

1999 Finance Parties means the Representatives and the Lenders under, and as defined in, the 1999 Facility Agreement;

1999 Obligors means the Obligors under, and as defined in, the 1999 Facility Agreement;

1999 Transaction Documents means the Transaction Documents under, and as defined in, the 1999 Facility Agreement;

2004 Confirmation Agreement means an agreement in the Agreed Form whereby the 2004 Borrower Parent confirms that its rights and obligations under the Transaction Documents shall continue to apply in full force and effect notwithstanding the applicable LLC Conversion;

2004 Facility Agreement means the facility agreement originally dated 18 May 2004 between, among others, the 2004 Lead Managers, the 2004 Agent, the 2004 Security Trustee, the 2004 Borrower, the 2004 Borrower Parent, the 2004 Guarantor and the Existing 2004 Subordinated Lender, as amended by a deed of amendment dated on or about 8 May 2013 and as further amended and supplemented from time to time;

2004 Finance Parties means the Representatives and the Lenders under, and as defined in, the 2004 Facility Agreement;

2004 Obligors means the Obligors under, and as defined in, the 2004 Facility Agreement;

2004 Transaction Documents means the Transaction Documents under, and as defined in, the 2004 Facility Agreement;

Acquisition means the acquisition by AerCap Holdings (or one of its Affiliates) of 100% of the issued and outstanding common stock of ILFC;

Agreed Form means, in respect of any document, a form of such document in substantially the form previously agreed in writing (including by email) by or on behalf of AerCap Holdings, the 1999 Agent and the 2004 Agent as the agreed form of such document for the purposes of this Deed;

Amended Facility Agreement means the 2004 Facility Agreement as amended by this Deed;

Cross-Collateralisation Deed means the deed of cross-collateralisation originally dated 27 February 2010 between, among others, the parties to this Deed (other than the New Guarantors), as amended and supplemented from time to time;

Effective Date means the date determined in accordance with Clause 5;

Finance Parties means the 1999 Finance Parties, the 2004 Finance Parties, the 1999 Security Trustee, the 1999 Agent, the 2004 Security Trustee and the 2004 Agent and Finance Party means any of them;

ILFC means International Lease Finance Corporation;

LLC Conversions has the meaning given to it in Clause 2.1(b);

New Guarantors means AerCap Holdings, AAS B.V., AIL, AICL, AGAT and AGAL and New Guarantor means any of them;

Obligors means the 1999 Obligors and the 2004 Obligors;

Parent Acquisitions has the meaning given to it in Clause 2.1(c); and

Transaction Documents means the 1999 Transaction Documents and the 2004 Transaction Documents (including, for the avoidance of doubt, the Cross-collateralisation Deed).

1.2                               Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.3                               In this Deed, unless the context otherwise requires:

(a)                                 references to clauses are to be construed as references to the clauses of this Deed;

(b)                                 words importing the plural shall include the singular and vice versa; and

(c)                                  references to a person shall be construed as including references to an individual, firm, company or corporation or an unincorporated body of persons.

1.4                               References in this Deed to any person in any capacity and references to obligations or liabilities of any one or more such persons in such capacity shall be strictly construed as references to such person or (as the case may be) the obligations or liabilities of any such person solely in that capacity (save that any person executing this Deed on behalf of any party shall be deemed to have executed this Deed on behalf of such party in each of its capacities hereunder).

1.5                               References in this Deed to any agreement, instrument or other document shall be construed as references to such agreement, instrument or other document as the same may be amended, novated, supplemented, extended or restated from time to time, including, without limitation, pursuant to the terms of this Deed.

2.                                      AMENDMENTS AND CONSENTS

2.1                               Each of the parties hereto agrees that:

(a)                                 subject to the satisfaction of the conditions set forth in Clause 6.1, for all purposes in relation to the Transaction Documents, the parties hereby consent to the Asset Transfer;

(b)                                 on or after the date of this Agreement but subject to the satisfaction of the conditions set forth in Clause 6.1, and notwithstanding any provision to the contrary in the Transaction Documents, each of the 1999 Borrower Parent and the 2004 Borrower Parent shall be converted from a company organised under the laws of California to a limited liability company organised under the laws of Delaware (the LLC Conversions);

(c)                                  on the Effective Date AGAT shall acquire the 1999 Borrower Parent and the 2004 Borrower Parent (the Parent Acquisitions);

(d)                                 with effect from the date on which the LLC Conversions become effective, references to “Aircraft SPC-12, Inc.”, shall be amended throughout the 2004 Facility Agreement to refer to “Aircraft SPC-12, LLC”;

(e)                                  with effect from the Effective Date, the 2004 Facility Agreement shall be amended as follows:

(i)                      AGAT will become a “Subordinated Lender” under the 2004 Facility Agreement, and each reference in the 2004 Facility Agreement to the “Subordinated Lender” shall include a reference to AGAT, in addition to the Existing 2004 Subordinated Lender, and AGAT shall have the same rights and obligations as if it were named as a “Subordinated Lender” in Amended Facility Agreement;

(ii)                   the definitions of “AIG” and “AIG Group Company” shall be deleted in their entirety and the following definitions shall be added to clause 1.1 of the 2004 Facility Agreement in the correct alphabetical order:

““AerCap Holdings” means AerCap Holdings N.V., a company incorporated under the laws of the Netherlands registered with the trade register of the chamber of commerce under registration number 34251954, whose registered office is at AerCap House, Stationsplein 965, 1117 CE Schiphol, the Netherlands.” and

““AerCap Holdings Group Company” means AerCap Holdings and any person of which or in which AerCap Holdings owns, directly or indirectly, 50 per cent. or more of:

(a)                               the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

(b)                                 the capital interest or profits interest of such person, if it is a partnership, limited liability company, joint venture or similar entity; or

(c)                                  the beneficial interest of such person, if it is a trust, association or other unincorporated organisation.”;

““AGAT” means Aercap Global Aviation Trust, a statutory trust established in the state of Delaware.”;

(iii)                clauses 4.12.1 and 4.12.3 of the 2004 Facility Agreement shall each be amended by adding the words “or Ireland” after the words “the United States of America”;

(iv)               clause 7.1.13 of the 2004 Facility Agreement shall be amended by replacing the words “AIG or an AIG Group Company” with the words “AerCap Holdings or an AerCap Holdings Group Company”;

(v)                  clause 7.3.1 of the 2004 Facility Agreement shall be amended by replacing the words “the State of California” with the words “the State of Delaware”;

(vi)               clause 7.3.12 of the 2004 Facility Agreement shall be amended by replacing the words “AIG or an AIG Group Company” with the words “AerCap Holdings or an AerCap Holdings Group Company”;

(vii)            clause 7.4 of the 2004 Facility Agreement shall be amended by replacing each reference to “Guarantor” with the words “AerCap Global Aviation Trust”;

(viii)         schedule 6 to the 2004 Facility Agreement shall be deleted in its entirety and replaced in the form set out in Schedule 1 hereto and AerCap Global Aviation Trust shall assume the obligations therein;

(ix)               clauses 10.1.1, 10.1.2, 10.1.3, 10.1.6 and 10.1.7 of the 2004 Facility Agreement shall be amended by the insertion of the words “or any of AerCap Aviation Solutions B.V., AerCap Ireland Limited, AerCap Ireland Capital Limited, AerCap Global Aviation Trust, AerCap U.S. Global Aviation LLC or AerCap Holdings” after each use of the word “Guarantor” and the insertion of the words “or the terms of any applicable guarantee provided in favour of the Security Trustee in respect of the Transaction Documents” after each use of the words “Clause 5 (Guarantee and Indemnity)”;

(x)                  clause 10.1.5 of the 2004 Facility Agreement shall be amended by the insertion of the words “or any of the terms contained in clause 3 (New Guarantee) of the Deed of Amendment, Consent and Guarantee entered into between certain of the parties hereto and dated on or about 11 April 2014 are repudiated by a “New Guarantor” as defined therein” at the end of such clause after the word “Guarantor”;

(xi)               clause 10.1.9 of the 2004 Facility Agreement shall be amended by deleting each use of the words “the Guarantor” and replacing them with the words “the AerCap Holdings Group Companies (taken as a whole)”;

(xii)            clause 10.1.10 of the 2004 Facility Agreement shall be deleted in its entirety and replaced by the following:

“Cross acceleration of Financial Indebtedness: any Financial Indebtedness of any of the AerCap Holdings Group Companies (other than Financial Indebtedness of any AerCap Holdings Group Company to another AerCap Holdings Group Company) which, in aggregate, exceeds one per cent. (1%) of the Financial Indebtedness of all of the AerCap Holdings Group Companies in aggregate (or the equivalent thereof, as determined by the Agent by reference to prevailing market exchange rates from time to time, in any other currency) is declared to be due or otherwise becomes due and payable before its stated maturity by reason of a default by any of the AerCap Holdings Group Companies or an event of default (howsoever described) under the document relating to that Financial Indebtedness; or”;

(xiii)         clause 10.1.11 of the 2004 Facility Agreement shall be amended by (1) deleting the words “the Guarantor or any Subsidiary” and replacing them with the words “AerCap Holdings, the Guarantor or any of their respective Subsidiaries” and (2) the insertion of the words “or the Export-Import Bank of the United States” after the words “the Export Credit Agencies”;

(xiv)        clause 10.1.12 of the 2004 Facility Agreement shall be amended by (1) deleting the words “the Guarantor or any Subsidiary” and replacing them with the words “AerCap Holdings, the Guarantor or any of their respective Subsidiaries” and (2) the insertion of the words “or the Export-Import Bank of the United States” after the words “the Export Credit Agencies (or any one or more of them)”; and

(f)                                   with effect from the Effective Date, the AIG Ownership Side Letter dated on or about 18 May 2004 and entered into between certain of the parties hereto (the Existing Side Letter) shall be terminated and of no further effect.

2.2                               With respect to the 2004 Transaction Documents, all references therein to the 2004 Facility Agreement (howsoever described) shall, as of and with effect from the Effective Date, be construed as references to the Amended Facility Agreement.

2.3                               If and to the extent that such consent is required pursuant to any of the Transaction Documents, each of the parties hereto consents (for itself and each other party on whose behalf it is entitled by the terms of the Transaction Documents to provide consent) to the amendment of the Transaction Documents effected by or pursuant to this Clause 2 and expressly waives all or any breaches of the terms of the Transaction Documents which would otherwise occur as a result of any of the foregoing matters.

3.             NEW GUARANTEE

Effectiveness

3.1          This Clause 3 (New Guarantee) shall come into effect on and from the Effective Date.

Guarantee and indemnity

3.2          Each New Guarantor irrevocably and unconditionally jointly and severally:

(a)                                 guarantees to each 2004 Finance Party punctual performance by each 2004 Obligor and AGAT of all of that 2004 Obligor’s or AGAT’s (as applicable) obligations under the 2004 Transaction Documents, including the Amended Facility Agreement;

(b)                                 undertakes with each 2004 Finance Party that whenever a 2004 Obligor or AGAT (as applicable) does not pay any amount when due under or in connection with any 2004 Transaction Document, that New Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)                                  agrees with each 2004 Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that 2004 Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a 2004 Obligor or AGAT (as applicable) not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any 2004 Transaction Document on the date when it would have been due.  The amount payable by a New Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 3 if the amount claimed had been recoverable on the basis of a guarantee.

Continuing guarantee

3.3          The guarantee provided pursuant to this Clause 3 is a continuing guarantee and will extend to the ultimate balance of sums payable by any 2004 Obligor and AGAT under the 2004 Transaction Documents, regardless of any intermediate payment or discharge in whole or in part.

Reinstatement

3.4          If any discharge, release or arrangement (whether in respect of the obligations of any 2004 Obligor or AGAT or any security for those obligations or otherwise) is made by a 2004 Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each New Guarantor under this Clause 3 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

Waiver of defences

3.5          The obligations of each New Guarantor under this Clause 3 will not be affected by an act, omission, matter or thing which, but for this Clause 3, would reduce, release or prejudice any of its obligations under this Clause 3 (without limitation and whether or not known to it or any 2004 Finance Party) including:

(a)                                 any time, waiver or consent granted to, or composition with, any 2004 Obligor, AGAT or other person;

(b)                                 the release of any 2004 Obligor, AGAT or any other person under the terms of any composition or arrangement with any creditor of any member of the AerCap Group;

(c)                                  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any 2004 Obligor, AGAT or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)                                 any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a 2004 Obligor, AGAT or any other person;

(e)                                  any amendment, novation, supplement, extension restatement (however fundamental and whether or not more onerous) or replacement of a 2004 Transaction Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any 2004 Transaction Document or other document or security;

(f)                                   any unenforceability, illegality or invalidity of any obligation of any person under any 2004 Transaction Document or any other document or security; or

(g)                                  any insolvency or similar proceedings.

Guarantor intent

3.6          Without prejudice to the generality of Clause 3.5 (Waiver of defences), each New Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the 2004 Transaction Documents and/or any facility or amount made available under any of the 2004 Transaction Documents for the purposes of or in connection with any of the following:  business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

Immediate recourse

3.7          Each New Guarantor waives any right it may have of first requiring any 2004 Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that New Guarantor under this Clause 3.  This waiver applies irrespective of any law or any provision of a 2004 Transaction Document to the contrary.

Appropriations

3.8          Until all amounts which may be or become payable by the 2004 Obligors or AGAT (as applicable) under or in connection with the 2004 Transaction Documents have been irrevocably paid in full, each 2004 Finance Party (or any trustee or agent on its behalf) may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by that 2004 Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no New Guarantor shall be entitled to the benefit of the same; and

(b)                                 hold in an interest-bearing suspense account any moneys received from any New Guarantor or on account of any New Guarantor’s liability under this Clause 3.

Deferral of New Guarantors’ rights

3.9          Until all amounts which may be or become payable by the 2004 Obligors and AGAT under or in connection with the 2004 Transaction Documents have been irrevocably paid in full and unless the 2004 Agent otherwise directs, no New Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the 2004 Transaction Documents or by reason of any amount being payable, or liability arising, under this Clause 3:

(a)                                 to be indemnified by a 2004 Obligor or AGAT (as applicable);

(b)                                 to claim any contribution from any other guarantor of any 2004 Obligor’s or AGAT’s (as applicable) obligations under the 2004 Transaction Documents;

(c)                                  to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the 2004 Finance Parties under the 2004 Transaction Documents or of any other guarantee or security taken pursuant to, or in connection with, the 2004 Transaction Documents by any 2004 Finance Party;

(d)                                 to bring legal or other proceedings for an order requiring any 2004 Obligor or AGAT to make any payment, or perform any obligation, in respect of which any New Guarantor has given a guarantee, undertaking or indemnity under Clause 3.2 (Guarantee and indemnity);

(e)                                  to exercise any right of set-off against any 2004 Obligor or AGAT; and/or

(f)                                   to claim or prove as a creditor of any 2004 Obligor or AGAT in competition with any 2004 Finance Party.

3.10        If a New Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the 2004 Finance Parties by the 2004 Obligors or AGAT under or in connection with the 2004 Transaction Documents to be repaid in full on trust for the 2004 Finance Parties and shall promptly pay or transfer the same to the 2004 Agent or as the Agent may direct for application in accordance with clause 12.7 of the Amended Facility Agreement (as if such amounts were Proceeds paid under the Guarantee).

Additional security

3.11        This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any 2004 Finance Party.

4.             GUARANTEE CONFIRMATION

The 2004 Guarantor refers to clause 5.1.1 of the 2004 Facility Agreement (the Guarantee) and hereby represents, warrants and confirms for the benefit of the 2004 Finance Parties that, as of the Effective Date, the Guarantee is in full force and effect and binding upon it and that the Guaranteed Liabilities include any and all amounts, obligations and liabilities from time to time owing or payable, undertaken, incurred or assumed by any 2004 Obligor or AGAT (as applicable) under and pursuant to any of the 2004 Transaction Documents (as defined in the Amended Facility Agreement).

5.             EFFECTIVE DATE

The Effective Date will be the date notified by AerCap Holdings to each of the other parties to this Deed and will occur on or after the date on which the Acquisition is completed (and in any event shall also be subject to the conditions precedent set forth in Clause 6 having been satisfied, waived or deferred, in each case by the 2004 Agent and the 1999 Agent).

6.             CONDITIONS PRECEDENT

Conditions to this Deed

6.1          Unless receipt is waived or deferred by the 2004 Agent and the 1999 Agent, the following documents and evidence in form and substance reasonably satisfactory to the 2004 Agent and the 1999 Agent shall be delivered by or on behalf of AerCap Holdings to the 2004 Agent and the 1999 Agent on or prior to the date of this Deed:

(a)                                 for each Obligor which is a party to this Deed and each New Guarantor, a certificate signed by a director or the company secretary setting out the specimen signature of those persons authorised to sign this Deed and any other documents to be entered into in connection with the transactions contemplated hereby and attaching, and certifying as true copies of the originals, copies of:

(i)                                     its certificate of incorporation and constitutional documents;

(ii)                                  the resolutions of its board of directors approving the execution and performance of this Deed and any other documents to be entered in into in connection with the transactions contemplated hereby;

(iii)                               if required, the resolutions of its shareholders approving the execution and performance of this Deed and any other documents to be entered in into in connection with the documents contemplated hereby; and

(iv)                              a power of attorney appointing those persons authorised to sign on its behalf this Deed and any other documents to be entered in into in connection with the transactions contemplated hereby.

(b)                                 an original of this Deed duly executed by the parties hereto;

(c)                                  letters from LPA Process Limited or such other process agent as may be agreed with the 2004 Security Trustee and the 1999 Security Trustee accepting its appointment as agent for service of process in England for the New Guarantors;

(d)                                legal opinions from:

(i)                 Clifford Chance LLP, English counsel in respect of the binding nature of this Deed under English law;

(ii)              NautaDutilh, in relation to those of the Obligors or New Guarantors which are incorporated in the Netherlands and are party to this Deed;

(iii)           McCann FitzGerald, Irish counsel, in relation to those of the Obligors or New Guarantors which are incorporated in Ireland and are party to this Deed;

(iv)          Morris, Nichols, Arsht & Tunnell LLP, counsel in the state of Delaware, in relation to those of the Obligors or New Guarantors which are incorporated or organised in Delaware and are party to this Deed;

(v)             Freshfields Bruckhaus Deringer US LLP, in relation to those of the Obligors which are organised in California and are party to this Deed;

(vi)          Conyers Dill & Pearman, Bermuda counsel, in relation to those of the Obligors which are incorporated in Bermuda and are party to this Deed;

(e)                                  a memorandum prepared by McCann Fitzgerald in respect of certain Irish examinership and consolidation considerations; and

(f)                                   an original of a replacement of the Existing Side Letter in the Agreed Form, such side letter to become effective on the Effective Date and to refer to AGAT in place of ILFC and AerCap Holdings in place of American International Group, Inc.

Effective Date conditions

6.2          Unless receipt is waived or deferred by the 2004 Agent and the 1999 Agent, the following documents shall be delivered by or on behalf of AerCap Holdings to the 2004 Agent and the 1999 Agent on or prior to the Effective Date:

(a)                                 an original of the 1999 Confirmation Deed in the Agreed Form; and

(b)                                 an original of the 2004 Confirmation Deed in the Agreed Form.

Conditions subsequent

6.3          Unless receipt is waived or deferred by the 2004 Agent and the 1999 Agent, the following documents required as a consequence of the LLC Conversions shall be delivered by or on behalf of AerCap Holdings to the 2004 Agent and the 1999 Agent as soon as practicable after the Effective Date:

(a)                                 a copy of the Delaware Uniform Commercial Code filing (UCC-1) in respect of the existing security granted by the 2004 Borrower Parent over the shares of the Borrower;

(b)                                a copy of the Delaware Uniform Commercial Code filing (UCC-1) in respect of the existing security granted by the 1999 Borrower Parent over the shares of the Borrower;

(c)                                  copies of the certificate of conversion and certificate of formation (together, the Conversion Documents) in respect of the 2004 Borrower Parent and evidence that such Conversion Documents have been filed with the State Office of Delaware;

(d)                                 copies of the Conversion Documents in respect of the 1999 Borrower Parent and evidence that such Conversion Documents have been filed with the State Office of Delaware;

(e)                                  a copy of the Bermudan law filing reflecting the change of name of the 2004 Borrower Parent in respect of the existing security granted by the 2004 Borrower Parent over the shares of the Borrower; and

(f)                                   a copy of the Bermudan law filing reflecting the change of name of the 2004 Borrower Parent in respect of the existing security granted by the 1999 Borrower Parent over the shares of the Borrower.

7.             REPRESENTATIONS AND WARRANTIES

7.1          Each of the parties to this Deed (other than the Finance Parties) represents and warrants (as to itself only) to the Finance Parties that, as at the date hereof:

(a)                                 it is duly established, organised or incorporated (as applicable) and validly existing under the laws of its jurisdiction of incorporation, and has full power, authority and legal right to own its property and carry on its business as presently conducted;

(b)                                 it has the power and capacity to execute and deliver, and to perform its obligations under this Deed and all necessary action has been taken to authorise the execution, delivery and performance of the same; and

(c)                                  it has taken all necessary legal action to authorise the person or persons who execute and deliver this Deed, to execute and deliver the same and thereby bind it to all the terms and conditions hereof and thereof and to act for and on behalf of it as contemplated hereby and thereby.

7.2          Each of the New Guarantors represents and warrants (as to itself only) to the Finance Parties as at the date hereof the representations and warranties set out in Schedule 2 hereto.

8.             NOTICES

8.1          All notices, requests, demands or other communications to or upon any New Guarantor in connection with this Deed shall:

(a)                                 in order to be valid be in English and in writing;

(b)                                 be deemed to have been duly served on, given to or made in relation to a party if it is:

(i)                      left at the address of that party set out herein or at such other address as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

(ii)                   posted by first class airmail postage prepaid or sent with an internationally recognised courier service in each case in an envelope addressed to that party at that address; or

(iii)                sent by facsimile to the facsimile number of that party set out herein or to such other facsimile number as that party has specified by fifteen (15) days’ written notice to the other parties hereto;

(c)                                  be sufficient if:

(i)                      executed under the seal of the party giving, serving or making the same; or

(ii)                   signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised officer or representative of that party;

(d)                                 be effective:

(i)                      in the case of a letter, when left at the address provided below after being deposited in the post first class airmail postage prepaid or deposited with an internationally recognised courier service and in each case in an envelope addressed to the addressee at the address referred to below; and

(e)                                  in the case of a facsimile transmission, upon receipt of a facsimile transmission slip indicating that the correct number of pages have been sent to the correct facsimile number.

8.2          For the purposes of this Clause 8, all notices, requests, demands or other communications shall be given or made to a New Guarantor by being addressed as follows:

In respect of AerCap Holdings and AAS B.V., to:

AerCap House
Stationsplein 965
1117 CE  Schiphol
The Netherlands

Facsimile:	+ 31 20 655 9100

Attention:	Chief Legal Officer

In respect of any other New Guarantor, to:

4450 Atlantic Avenue, Westpark,

Shannon

Co. Clare

Ireland

Facsimile:	+353 61 723850

Attention:	Chief Legal Officer

8.3          In respect of the parties to this Deed other than the New Guarantors, every notice, request, demand or other communication under this Deed shall be made in accordance with clause 22 (Notices) of the Amended Facility Agreement or clause 23 (Notices) of the 1999 Facility Agreement, as applicable.

9.             MISCELLANEOUS

Counterparts

9.1          This Deed may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.

Severability of provisions

9.2          If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any Applicable Law, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of that provision under the law of any other jurisdiction shall in any way be affected or impaired.

No partnership

9.3          This Deed shall not, and shall not be construed so as to, constitute a partnership between the parties hereto or any of them.

Facility Documents

9.4          The parties hereto agree that this Deed and, with effect from the Effective Date, the 1999 Confirmation Agreement and the 2004 Confirmation Agreement are Facility Documents under and for all purposes of the Amended Facility Agreement and the other Transaction Documents.

Fees, Expenses and indemnities

9.5          For the avoidance of doubt, clause 16 of the Amended Facility Agreement shall apply to this Agreement as if it were a 2004 Transaction Document.

10.          FURTHER ASSURANCE

Each of the parties covenants with each other that it will (at the cost of AerCap Holdings) from time to time execute, sign, perfect and do every other act and thing which any party may reasonably require for the purposes of perfecting the actions contemplated by this Deed.

11.          GOVERNING LAW AND JURISDICTION

11.1        This Deed and any non-contractual obligations arising out of or in relation to it shall be governed by, and shall be construed in accordance with, English law.

11.2        The provisions of clauses 23.2, 23.3, 23.5 and 23.6 (inclusive) of the Amended Facility Agreement shall apply mutatis mutandis to this Deed.

IN WITNESS whereof this Deed has been duly executed as a deed by the parties hereto and delivered on the date first above written.

EXECUTION VERSION

EXECUTION PAGES

2004 AGENT

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
BANK OF SCOTLAND PLC		)
by	/s/ Joe Peller	)
its duly authorised attorney-in-fact		)
in the presence of	/s/ L. Sinclair	)

2004 SECURITY TRUSTEE

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
BANK OF SCOTLAND PLC		)
by	/s/ Joe Peller	)
its duly authorised attorney-in-fact		)
in the presence of	/s/ L. Sinclair	)

1999 AGENT

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
BANK OF SCOTLAND PLC		)
by	/s/ Joe Peller	)
its duly authorised attorney-in-fact		)
in the presence of	/s/ L. Sinclair	)

1999 SECURITY TRUSTEE

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
BANK OF SCOTLAND PLC		)
by	/s/ Joe Peller	)
its duly authorised attorney-in-fact		)
in the presence of	/s/ L. Sinclair	)

2004 GUARANTOR

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
INTERNATIONAL LEASE FINANCE CORPORATION			)
by	/s/ Pam Henry		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
		Legal Assistant	)
10250 Constellation Blvd., Suite 3400 Los
Angeles, CA 90067
EXISTING 2004 SUBORDINATED LENDER

EXECUTED as a DEED and DELIVERED
for and on behalf of
INTERNATIONAL LEASE FINANCE CORPORATION			)
by	/s/ Pam Henry		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
		Legal Assistant	)
		10250 Constellation Blvd., Suite 3400 Los	) )
Angeles, CA 90067
1999 GUARANTOR

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
INTERNATIONAL LEASE FINANCE CORPORATION			)
by	/s/ Patrick Ross		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
		Legal Assistant	)
		10250 Constellation Blvd., Suite 3400 Los	)
Angeles, CA 90067
1999 SUBORDINATED LENDER

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
INTERNATIONAL LEASE FINANCE CORPORATION			)
by	/s/ Patrick Ross		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
		Legal Assistant	)
10250 Constellation Blvd., Suite 3400 Los
Angeles, CA 90067

2004 BORROWER

EXECUTED as a DEED and DELIVERED		)
by WHITNEY LEASING LIMITED		)
acting by	/s/ Pam Henry	)
expressly authorised in accordance with		)
the laws of Bermuda		)
by virtue of a power of attorney granted		)
by WHITNEY LEASING LIMITED		)
on 9 April 2014)
such execution being witnessed by:		)

Name, address and occupation of witness:

Signature of witness:	/s/ Cynthia Onyejiji

Cynthia Onyejiji
Legal Assistant
10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067

1999 BORROWER

EXECUTED as a DEED and DELIVERED		)
by SIERRA LEASING LIMITED		)
acting by	/s/ Patrick Ross	)
expressly authorised in accordance with		)
the laws of Bermuda		)
by virtue of a power of attorney granted		)
by SIERRA LEASING LIMITED		)
on 9 April 2014)
such execution being witnessed by:		)

Name, address and occupation of witness:

Signature of witness:	/s/ Cynthia Onyejiji

Cynthia Onyejiji
Legal Assistant
10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067

2004 BORROWER PARENT

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
AIRCRAFT SPC-12, INC.			)
By	/s/ Pam Henry		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
Legal Assistant
10250 Constellation Blvd., Suite 3400 Los
Angeles, CA 90067
1999 BORROWER PARENT

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
AIRCRAFT SPC-9, INC.			)
by	/s/ Patrick Ross		)
its duly authorised attorney-in-fact			)
in the presence of	/s/ Cynthia Onyejiji	Cynthia Onyejiji	)
Legal Assistant
10250 Constellation Blvd., Suite 3400 Los
Angeles, CA 90067
NEW GUARANTORS

EXECUTED as a DEED and DELIVERED			)
for and on behalf of			)
AERCAP AVIATION SOLUTIONS B.V.			)	/s/ Eimear Gilmartin
by	Eimear Gilmartin		)
its duly authorised attorney-in-fact			)
in the presence of:			)
Eamonn Carr
Name, address and occupation of witness:				Treasury Assistant
4450 Atlantic Avenue, Westpark,
Signature of witness:	/s/ Eamonn Carr			Shannon, Co. Clare, Ireland

SIGNED and DELIVERED as a DEED			)
by	Eimear Gilmartin		)	/s/ Eimear Gilmartin
as attorney for			)	Attorney
)
AerCap Ireland Limited			)

in the presence of:

Signature of witness:	/s/ Eamonn Carr

Name of witness:	Eamonn Carr

Address of witness:	Shannon,

Co. Clare

Occupation of witness:	Treasury Assistant

SIGNED and DELIVERED as a DEED		)
by	Eimear Gilmartin, Attorney-in-fact	)	/s/ Eimear Gilmartin
as attorney for		)	Attorney
)
AerCap Ireland Limited		)

in the presence of:

Signature of witness	/s/ Eamonn Carr

Name of witness	Eamonn Carr

Address of witness:	Shannon,

Co. Clare

Occupation of witness:	Treasury Assistant

AERCAP GLOBAL AVIATION TRUST

By: AerCap Ireland Capital Limited, its Regular Trustee

By:	/s/ Eimear Gilmartin

Its:	Attorney-in-Fact

EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
AERCAP U.S. GLOBAL AVIATION LLC		)
by Eimear Gilmartin		)
its duly authorised attorney-in-fact		)
in the presence of	/s/ Eamonn Carr	)
Eamonn Carr
Treasury Assistant
4450 Atlantic Avenue, Westpark,
Shannon, Co. Clare, Ireland
EXECUTED as a DEED and DELIVERED		)
for and on behalf of		)
AERCAP HOLDINGS N.V.		)
by	/s/ Keith Helming	)
its duly authorised attorney-in-fact		)	Keith Helming
in the presence of:		)	Authorised Signatory
)
Name, address and occupation of witness:

Signature of witness:	/s/ Annemae van Herwijnen

Annemae van Herwijnen
Schiphol, The Netherlands
Corporate Secretary

SCHEDULE 1

AERCAP GLOBAL AVIATION TRUST COVENANTS

1.                                      In this Schedule 6 each of the following words shall have the following meanings:

Financial Indebtedness of any Person means, and includes all obligations of such Person which in accordance with generally accepted accounting principles in the United States of America shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all:

(a)                                 obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets (other than security and other deposits on flight equipment);

(b)                                 obligations secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations;

(c)                                  obligations created or arising under any conditional sale, or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property;

(d)                                 obligations evidenced by bonds, debentures, notes or other similar instruments; and

(e)                                  Guarantees by such Person to the extent required pursuant to the definition thereof,

but

(f)                                   shall not include amounts which would otherwise be taken into account which are owed by AerCap Global Aviation Trust (AGAT) to any of its Subsidiaries or by any Subsidiary of AGAT to AGAT or another Subsidiary of AGAT;

(g)                                  no amount shall be taken into account more than once in the same calculation;

(h)                                 shall not include any aircraft lease rentals, modification or maintenance contribution obligations, security deposits or similar obligations owed by a lessor of an aircraft received in advance;

(i)                                     shall not include any concessions received in advance from manufacturers; and

(j)                                    shall not include any amounts in respect of current or deferred Tax;

Guarantees by any person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Financial Indebtedness, dividend or other obligation of any other Person (the primary obligor) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person, (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the manner of such Indebtedness or obligation of the primary obligor against loss in respect thereof provided, however, that the obligation described in clause (c) shall not include (i) obligations of a buyer under an agreement with a seller to purchase goods or services entered into in the ordinary course of such buyer’s and seller’s business unless such agreement required that such buyer make payment whether or not delivery is ever made of such goods or services and (ii) agreements where the remaining debt on an aircraft does not exceed the aircraft’s net book value, determined in accordance with industry standards, except that clause (c) shall apply to the amount of remaining debt that exceeds the net book value of the aircraft. For the purposes of all computations made under this Guarantee, a Guarantee in respect of any Financial Indebtedness for borrowed money shall be deemed to be Financial Indebtedness equal to the principal amount of such Financial Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Financial Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend;

Person means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind; and

Related Party means any Person (other than a Subsidiary):

(a)                                 which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, AGAT;

(b)                                 which beneficially owns or holds five per cent. (5%) or more of the equity interest of AGAT; or

(c)                                  twenty per cent (20%) or more of the equity interest of which is beneficially owned or held by AGAT or a Subsidiary.

The term control means, for the purposes of the above definition, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

2.                                      AGAT hereby undertakes and covenants with the Agent, the Security Trustee, and each of the Lenders separately and severally that from the date it became a Subordinated Lender under this Agreement and until all Guaranteed Obligations then payable have been paid in full:

(a)                                 AGAT shall furnish to the Security Trustee in sufficient copies for each Lender (which the Security Trustee shall promptly furnish to each Lender):

(i)             soon as available, and in any event within ninety-five (95) days after the end of each fiscal year of AerCap Holdings, a copy of the audited financial statements and annual audit report of AerCap Holdings and its Subsidiaries for such fiscal year beginning with the year ending 31 December 2012 prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America, the Netherlands or Ireland and certified by an independent certified public accountant of recognised national standing in the United States of America, the Netherlands or Ireland selected by AerCap Holdings;

(ii)          as soon as available, and in any event within fifty (50) days after the end of each quarter (except the last quarter) of each fiscal year of AerCap Holdings, a copy of the unaudited financial statements of the AerCap Holdings and its Subsidiaries for such quarter prepared in a manner consistent with the audited financial statements referred to in paragraph (a) above signed by AerCap Holdings’ chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter;

(iii)       contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this paragraph 2.1, a certificate of AGAT dated the date of such annual report or such quarterly statements to the effect that no Termination Event has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it;

(iv)      promptly after the filing or making thereof, copies of all 8-K’s (other than 8-K’s relating solely to the issuance by AGAT of securities pursuant to an effective registration statement), 10-Q’s, 10-K’s, and other material reports or registration statements filed by AGAT with or to any securities exchange or the Securities and Exchange Commission;

(v)         from time to time such other information as the Agent or the Security Trustee may reasonably request concerning (i) AGAT, the Borrower, the Borrower Parent, any Sub-Borrower or any Intermediate Lessee and (ii) any Aircraft to the extent that AGAT, the Borrower, the Borrower Parent, any Sub-Borrower or any Intermediate Lessee is in possession of such information and that disclosure of such information to the Agent or the Security Trustee would not result in any of the aforementioned entities being in breach of any confidentiality restrictions by which it may be bound (provided that on the reasonable request of the Agent or the Security Trustee such entity shall use its reasonable endeavours to obtain a waiver of any such confidentiality restrictions);

(b)                                 promptly after learning of the occurrence of any Termination Event, AGAT shall furnish to the Security Trustee written notice thereof, describing the same and the steps being taken by AGAT with respect thereto;

(c)                                 subject to paragraph (h) below AGAT will maintain and preserve its existence as a trust or other form of business organisation;

(d)                                 AGAT will engage in substantially the same fields of business as it is engaged in on the date became a Subordinated Lender under this Agreement;

(e)                                  AGAT will maintain complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles in the United States of America, the Netherlands or Ireland shall be made of all dealings and transactions in relation to its respective business and activities;

(f)                                   AGAT will not declare or pay any dividends whatsoever or make any distribution on any capital membership interests of AGAT (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital membership interests of AGAT), and not, and not permit any Subsidiary to, make any payment to acquire or retire shares of capital membership interests of AGAT, at any time when a Termination Event has occurred and is continuing provided, however, that notwithstanding the foregoing, this Paragraph 2.6 shall not prohibit the payment of dividends or distributions on any of AGAT’s money market preferred stock or membership interests that was sold to “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), pursuant to Rule 144A, or to the public pursuant to an effective registration statement under the United States of America Securities Act of 1933 or the payment of dividends within 30 days of the declaration thereof if such declaration was not prohibited by this Section 2.6;

(g)                                  AGAT will not enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of AGAT’s business and upon fair and reasonable terms no less favourable to AGAT than would be obtained in a comparable arm’s length transaction with a Person not a Related Party; and

(h)                                 in the event that AGAT is a party to any merger or consolidation then the successor person, if other than AGAT, shall assume all of the Guaranteed Obligations.

SCHEDULE 2

New Guarantor’s Representations and Warranties

1.1                               This Deed constitutes its legal, valid and binding obligations enforceable in accordance with its respective terms subject only to the qualifications set out in the legal opinions to be provided in accordance with Clause 6.1 of this Deed.

1.2                               The execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Deed will not (i) contravene any existing applicable law to which it is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound which would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations pursuant to this Deed, or (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets (other than the Liens created pursuant to this Deed);

1.3                               Every consent, registration, licence and qualification required by it to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence or qualification, in each case, which would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations pursuant to this Deed.

1.4                               Every consent, registration, licence and qualification required it to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Deed has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration or qualification, in each case, which would be reasonably expected to have a material adverse effect on its financial condition or any of its payment obligations pursuant to this Deed or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Deed.

1.5                               No litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case would be reasonably expected to have a material adverse effect on its financial condition or its payment obligations pursuant to this Deed.

1.6                               It has not taken any action nor, to its knowledge or the knowledge of its officers, have any filings been made in any court or legal proceedings been started in any jurisdiction for any insolvency-related winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any of its assets with respect to which the Agent reasonably determines would have a material possibility of success.

1.7                               Its obligations under the Transaction Documents to which it is or will be a party are, or will when the same are executed be, its direct, general and unconditional obligations and rank or will rank at least pari passu with all of its other present and future unsecured and unsubordinated obligations, save for obligations mandatorily preferred by law.

1.8                               No Relevant Event or Termination Event has occurred and is continuing.

1.9                               The audited consolidated financial statements of AerCap Holdings for the period ending on 31 December 2012 have been prepared in accordance with generally accepted accounting principles and standards applicable in the United States of America, the Netherlands or Ireland and in conjunction with the notes thereto, fairly present the financial position of AerCap Holdings and its Subsidiaries as at 31 December 2012.

1.10                        With effect from the Effective Date, AGAT or a Subsidiary of AGAT will be the legal and beneficial owner of the entire membership interests of the 2004 Borrower Parent.

1.11                        There have been no amendments or supplements to its constitutional documents since the form of those documents last seen by the 1999 Agent and the 2004 Agent that could reasonably be expected to have a Material Adverse Effect; and

1.12                        Except as otherwise disclosed in writing to the 1999 Agent and the 2004 Agent, the board resolutions supplied to the 1999 Agent and the 2004 Agent pursuant to the provisions of Clause 6.1 of this Deed remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since it was entered into and the authority therein given to the persons therein named to agree and execute on its behalf this Deed remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.